Exhibit 99.1

FOR IMMEDIATE RELEASE

October 31, 2006

Contact:

Daryl G. Byrd, President and CEO (337) 521-4003

John R. Davis, Senior Executive Vice President (337) 521-4005

IBERIABANK Corporation Closes $15 Million Trust Preferred Securities Offering

Lafayette, Louisiana—IBERIABANK Corporation (NASDAQ: IBKC), the holding company of IBERIABANK (http://www.iberiabank.com), announced today that the Company has raised $15 million through a trust preferred securities offering which closed on October 31, 2006. The trust preferred securities were issued by a newly established subsidiary of the Company, IBERIABANK Statutory Trust IV, a Delaware statutory business trust. The trust preferred securities are expected to qualify as Tier I capital for regulatory purposes and will bear an interest rate equal to three-month LIBOR plus a specified percentage. The securities are redeemable by IBERIABANK Corporation in whole or in part after five years, or earlier under certain circumstances. The Company intends to use a portion of the net proceeds from its trust preferred securities offering to provide funding for its pending acquisition of Pulaski Investment Corporation.

Daryl G. Byrd, President and Chief Executive Officer of IBERIABANK Corporation stated, “The trust preferred securities we issued today provide an excellent source of capital for our growing company,” continued Mr. Byrd. “We believe the favorable treatment of the trust preferred securities as regulatory capital further enhances the strength of our Company.”

IBERIABANK Corporation is the second largest Louisiana-based bank holding company. At September 30, 2006, the Company reported total assets of $3.1 billion, total deposits of $2.4 billion and shareholders equity of $280 million. The bank operates banking offices in New Orleans, Baton Rouge, Shreveport, Northeast Louisiana, LaPlace, Houma, and the Acadiana and Northshore regions of Louisiana.

To the extent that statements in this report relate to the plans, objectives, or future performance of IBERIABANK Corporation, these statements are deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on management’s current expectations and the current economic environment. IBERIABANK Corporation’s actual strategies and results in future periods may differ materially from those currently expected due to various risks and uncertainties. A discussion of factors affecting IBERIABANK Corporation’s business and prospects is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, and other periodic filings with the Securities and Exchange Commission.

This press release may be deemed to be solicitation material in respect to the proposed acquisitions by IBERIABANK Corporation of Pulaski Investment Corporation and Pocahontas Bancorp, Inc. Filing of this press release is being made in connection with Rule 425 promulgated by the SEC.

In connection with each of the proposed acquisitions by IBERIABANK of Pulaski and Pocahontas, IBERIABANK Corporation will file a Registration Statement on Form S-4 that will contain a proxy statement/prospectus. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement/prospectus (when it is available) and other documents containing information about IBERIABANK, Pulaski, and Pocahontas without charge, at the SEC’s web site at HTTP://www.sec.gov. Copies of the proxy statement/prospectus and the SEC filings that will be incorporated by reference in the proxy statement/prospectus may also be obtained for free by directing a request to: Investor Relations-12th Floor, IBERIABANK Corporation, 200 West Congress Street, Lafayette, LA, 70501, Phone: (337) 521-4788, Fax: (337) 521-4021 or to Dwayne Powell, President and CEO, Pocahontas Bancorp, Inc., 1700 East Highland Drive, Jonesboro, AR 72401, Phone: (870) 802-1700, Fax: (870) 802-5945 or to Robert C. Magee, President, Pulaski Investment Corporation, 5800 “R” Street, Little Rock, AR 72207, Phone: (501) 661-7729, Fax: (501) 661-7861.

This communication is not an offer to purchase shares of Pulaski or Pocahontas common stock, nor is it an offer to sell shares of IBERIABANK Corporation common stock which may be issued in any proposed acquisition of Pulaski or Pocahontas. Any issuance of IBERIABANK Corporation common stock in any proposed acquisition of Pulaski or Pocahontas would have to be registered under the Securities Act of 1933, as amended, and such IBERIABANK Corporation common stock would be offered only by means of a prospectus complying with the Act.